SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

HOST MARRIOTT, L.P.

(Exact name of obligor as specified in its charter)

Delaware	52-2095412
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

HMH Rivers, L.P	Delaware	52-2126158
HMH Marina LLC	Delaware	52-2095412
HMC SBM Two LLC	Delaware	52-2095412
HMC PLP LLC	Delaware	52-2095412
HMC Retirement Properties, L.P.	Delaware	52-2126159
HMH Pentagon LLC	Delaware	52-2095412
Airport Hotels LLC	Delaware	52-2095412
Chesapeake Financial Services LLC	Delaware	52-2095412
HMC Capital Resources LLC	Delaware	52-2095412
YBG Associates LLC	Delaware	52-2059377

PRM LLC	Delaware	52-2095412
Host Park Ridge LLC	Delaware	52-2095412
Host of Boston, Ltd.	Massachusetts	59-0164700
Host of Houston, Ltd.	Texas	52-1874034
Host of Houston 1979	Texas	95-3552476
Philadelphia Airport Hotel LLC	Delaware	52-2095412
HMC Hartford LLC	Delaware	52-2095412
HMH Norfolk LLC	Delaware	52-2095412
HMH Norfolk, L.P	Delaware	52-2039042
HMC Park Ridge LLC	Delaware	52-2095412
HMC Partnership Holdings LLC	Delaware	52-2095412
HMC Suites LLC	Delaware	52-2095412
HMC Suites Limited Partnership	Delaware	52-1632307
Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware	52-6323494
City Center Interstate Partnership LLC	Delaware	52-2095412
Farrell’s Ice Cream Parlor Restaurants LLC	Delaware	52-2095412
HMC Burlingame LLC	Delaware	52-2095412
HMC California Leasing LLC	Delaware	52-2095412
HMC Capital LLC	Delaware	52-2095412
HMC Grand LLC	Delaware	52-2285954
HMC Hotel Development LLC	Delaware	52-2095412
HMC Mexpark LLC	Delaware	52-2095412
HMC Polanco LLC	Delaware	52-2095412
HMC NGL LLC	Delaware	52-2095412
HMC OLS I L.P	Delaware	52-2095412

HMC Seattle LLC	Delaware	52-2095412
HMC Swiss Holdings LLC	Delaware	52-2095412
HMC Waterford LLC	Delaware	52-2095412
HMH Restaurants LLC	Delaware	52-2095412
HMH Rivers LLC	Delaware	52-2095412
HMH WTC LLC	Delaware	52-2095412
HMP Capital Ventures LLC	Delaware	52-2095412
HMP Financial Services LLC	Delaware	52-2095412
Host La Jolla LLC	Delaware	52-2095412
City Center Hotel Limited Partnership	Minnesota	41-1449758
MFR of Illinois LLC	Delaware	52-2095412
MFR of Vermont LLC	Delaware	52-2095412
MFR of Wisconsin LLC	Delaware	52-2095412
PM Financial LLC	Delaware	52-2095412
PM Financial LP	Delaware	52-2131022
HMC Chicago LLC	Delaware	52-2095412
HMC HPP LLC	Delaware	52-2095412
HMC Desert LLC	Delaware	52-2095412
HMC Hanover LLC	Delaware	52-2095412
HMC Diversified LLC	Delaware	52-2095412
HMC Properties I LLC	Delaware	52-2095412
HMC Potomac LLC	Delaware	52-2095412
HMC East Side II LLC	Delaware	52-2095412
HMC Manhattan Beach LLC	Delaware	52-2095412
Chesapeake Hotel Limited Partnership	Delaware	52-1373476
HMH General Partner Holdings LLC	Delaware	52-2095412

HMC IHP Holdings LLC	Delaware	52-2095412
HMC OP BN LLC	Delaware	52-2095412
S.D. Hotels LLC	Delaware	52-2095412
HMC Gateway LLC	Delaware	52-2095412
HMC Pacific Gateway LLC	Delaware	52-2095412
MDSM Finance LLC	Delaware	52-2065959
HMC Market Street LLC	Delaware	52-2095412
New Market Street LP	Delaware	52-2131023
Times Square LLC	Delaware	52-2095412
Times Square GP LLC	Delaware	52-2095412
HMC Atlanta LLC	Delaware	52-2095412
Ivy Street LLC	Delaware	52-2095412
HMC Properties II LLC	Delaware	52-2138453
Santa Clara HMC LLC	Delaware	52-2095412
HMC BCR Holdings LLC	Delaware	52-2095412
HMC Palm Desert LLC	Delaware	52-2095412
HMC Georgia LLC	Delaware	52-2095412
HMC SFO LLC	Delaware	52-2095412
Market Street Host LLC	Delaware	52-2091669
HMC Property Leasing LLC	Delaware	52-2095412
HMC Host Restaurants LLC	Delaware	52-2095412
Durbin LLC	Delaware	52-2095412
HMC HT LLC	Delaware	52-2095412
HMC JWDC LLC	Delaware	52-2095412
HMC OLS I LLC	Delaware	52-2095412

HMC OLS II L.P.	Delaware	52-2095412
HMT Lessee Parent LLC	Delaware	52-2095412
HMC/Interstate Ontario, L.P.	Delaware	52-2055809
HMC/Interstate Manhattan Beach, L.P.	Delaware	52-2033807
Host/Interstate Partnership, L.P.	Delaware	52-1948895
HMC/Interstate Waterford, L.P.	Delaware	52-2015556
Ameliatel	Florida	58-1861162
HMC Amelia I LLC	Delaware	52-2095412
HMC Amelia II LLC	Delaware	52-2095412
Rockledge Hotel LLC	Delaware	52-2095412
Fernwood Hotel LLC	Delaware	52-2095412
HMC Copley LLC	Delaware	52-2095412
HMC Headhouse Funding LLC	Delaware	52-2095412
Ivy Street Hopewell LLC	Delaware	52-2095412
HMC Diversified American Hotels, L.P.	Delaware	52-1646207
Potomac Hotel Limited Partnership	Delaware	52-1240223

6903 Rockledge Drive, Suite 1500
Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip code)

7- 1/8 Series K Senior Notes Due 2013

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of	2 Rector Street, New York,
New York	N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York,
N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of December, 2003.

THE BANK OF NEW YORK

By:	/S/ MARY LAGUMINA
Name: MARY LAGUMINA
Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,688.426
Interest-bearing balances	4,380,259
Securities:
Held-to-maturity securities	270,396
Available-for-sale securities	21,509.356
Federal funds sold in domestic offices	1,269,945
Securities purchased under agreements to resell	5,320,737
Loans and lease financing receivables:
Loans and leases held for sale	629,178
Loans and leases, net of unearned income	38,241,326
LESS: Allowance for loan and lease losses	813,502
Loans and leases, net of unearned income and allowance	37,427,824
Trading Assets	6,323,529
Premises and fixed assets (including capitalized leases)	938,488
Other real estate owned	431
Investments in unconsolidated subsidiaries and associated companies	256,230
Customers’ liability to this bank on acceptances outstanding	191,307
Intangible assets
Goodwill	2,562,478
Other intangible assets	798,536
Other assets	6,636,012

Total assets	$92,203,132

LIABILITIES
Deposits:
In domestic offices	$35,637,801
Noninterest-bearing	15,795,823
Interest-bearing	19,841,978
In foreign offices, Edge and Agreement subsidiaries, and IBFs	23,759,599
Noninterest-bearing	599,397
Interest-bearing	23,160,202
Federal funds purchased in domestic offices	464,907
Securities sold under agreements to repurchase	693,638
Trading liabilities	2,634,445
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	11,168,402
Bank’s liability on acceptances executed and outstanding	193,690
Subordinated notes and debentures	2,390,000
Other liabilities	6,573,955

Total liabilities	$83,516,437

Minority interest in consolidated subsidiaries	519,418

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,057,234
Retained earnings	4,892,597
Accumulated other comprehensive income	82,162
Other equity capital components	0

Total equity capital	8,167,277

Total liabilities minority interest and equity capital	$92,203,132

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi	]
Gerald L. Hassell		Directors
Alan R. Griffith